Exhibit 99.3
Set forth below are certain risks relating to the Company’s acquisition of NIC (the “NIC Acquisition”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.3 is attached (the “Report”). As used herein, (i) “Commitment Letter” means the Company’s commitment letter for a $1.6 billion 364-day senior unsecured bridge loan facility; and (ii) “Merger Agreement” means the Agreement and Plan of Merger, dated as of February 9, 2021, by and among the Company, Topos Acquisition, Inc., a Delaware corporation, and NIC.
Risk Factors
Risks Related to the NIC Acquisition
The NIC Acquisition may not be consummated, and if consummated, may not perform as expected.
Completion of the NIC Acquisition is subject to a number of risks and uncertainties, and we can provide no assurance that the various closing conditions to the Merger Agreement will be satisfied. To fund the NIC Acquisition, we have obtained the Commitment Letter, which is subject to certain conditions; however, we intend to raise the necessary funds to provide permanent financing through this offering of notes, which is subject to market conditions and other risks and uncertainties. In addition, if we are not able to raise gross proceeds from this offering in the amounts contemplated or at all, we may draw funds under the bridge facility. There can be no assurance that we will be able to raise the necessary funds on terms we consider favorable, or at all. The inability to complete the NIC Acquisition, or to obtain permanent financing on terms that are favorable, or at all, could have a material adverse effect on our results of operations, financial condition and prospects.
The NIC Acquisition is also subject to other risks and uncertainties, including, among others: (i) the risk that the NIC Acquisition may not be completed, or completed within the expected timeframe; (ii) costs relating to the NIC Acquisition (including in respect of the financing transactions described above) may be greater than expected; and (iii) the possibility that the closing conditions in the Merger Agreement will not be satisfied in a timely manner or at all. We cannot assure you that NIC’s business after the NIC Acquisition, assuming it occurs, will perform as expected, that integration or other one-time costs will not be greater than expected, that we will not incur unforeseen obligations or liabilities or that the rate of return from such businesses will justify our decision to invest capital to acquire them.
We may experience difficulties in integrating the operations of NIC into our business and in realizing the expected benefits of the NIC Acquisition.
The success of the proposed acquisition of NIC, if completed, will depend in part on our ability to realize the anticipated business opportunities from combining the operations of NIC with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the NIC Acquisition, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of NIC with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, alignments and other anticipated benefits resulting from the NIC Acquisition, and our business, results of operations and financial condition could be materially and adversely affected.
The NIC Acquisition also involves risks associated with acquisitions and integrating acquired assets into existing operations which could have a material adverse effect on our business, financial condition, results of operations and cash flows, including, among others:
•failure to implement our business plan for the combined business;
•unanticipated issues in integrating equipment, logistics, information, communications and other systems;
•possible inconsistencies in standards, controls, contracts, procedures and policies;
•impacts of change in control provisions in contracts and agreements;
•failure to retain key customers and suppliers;
•unanticipated changes in applicable laws and regulations;
•failure to recruit and retain key employees to operate the combined business;
•increased competition within the industries in which NIC operates;
•difficulties in managing the expanded operations of a significantly larger and more complex combined company;

Exhibit 99.3
•inherent operating risks in the business;
•unanticipated issues, expenses and liabilities;
•additional reporting requirements pursuant to applicable rules and regulations;
•additional requirements relating to internal control over financial reporting;
•diversion of our senior management’s attention from the management of daily operations to the integration of the assets acquired in the NIC Acquisition;
•significant unknown and contingent liabilities we incur for which we have limited or no contractual remedies or insurance coverage;
•the assets to be acquired failing to perform as well as we anticipate; and
•unexpected costs, delays and challenges arising from integrating the assets acquired in the NIC Acquisition into our existing operations.
Even if we successfully integrate NIC’s operations into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected time frame. If we fail to realize the benefits we anticipate from the NIC Acquisition, our business, results of operations and financial condition may be adversely affected.
NIC may have liabilities that are not known, probable or estimable at this time.
As a result of the NIC Acquisition, NIC will become our subsidiary and will remain subject to all of its existing liabilities. There could be unasserted claims or assessments that we failed or were unable to discover or identify in the course of performing due diligence investigations of NIC. In addition, there may be liabilities that are neither probable nor estimable at this time that may become probable or estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results.
Additionally, NIC is subject to various rules, regulations, laws and other legal requirements, enforced by governments or other public authorities. Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by any of NIC’s directors, officers, employees or agents could have a significant impact on NIC’s business and reputation and could subject NIC to fines and penalties and criminal, civil and administrative legal sanctions, resulting in reduced revenues and profits.
We will incur significant transaction costs and merger-related integration costs in connection with the NIC Acquisition.
We will incur significant costs in connection with the NIC Acquisition. The substantial majority of these costs will be non-recurring expenses related to the NIC Acquisition. These non-recurring costs and expenses are not reflected in the unaudited pro forma condensed consolidated statements of income attached as Exhibit 99.2 to the Report. We may incur additional costs in the integration of the businesses of NIC, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of the NIC Acquisition.
The NIC Acquisition may significantly increase our goodwill and other intangible assets.
We have a significant amount, and following the NIC Acquisition we expect to have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. The impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.
The NIC Acquisition may not achieve its intended results, including anticipated investment opportunities and earnings growth.
Although we expect the NIC Acquisition to result in various benefits, we cannot assure you regarding when or the extent to which we will be able to realize these or other benefits. Achieving the anticipated benefits is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend and whether our costs to finance the NIC Acquisition will be consistent with our expectations. Events outside of our control, including but not limited to regulatory changes or developments, could also adversely affect our ability to realize the anticipated benefits from the NIC Acquisition. Thus, the integration of NIC may be unpredictable, subject to delays or changed circumstances, and we cannot assure you that NIC will perform in accordance with our expectations or that our expectations with respect to NIC will be achieved. While we expect NIC to be accretive to non-GAAP earnings and EBITDA in the first year following the NIC Acquisition, excluding transaction-related amortization and one-time costs, we cannot assure you that the NIC Acquisition will be accretive to the extent we anticipate or at all. In addition, we cannot assure you that the NIC Acquisition will result in higher operating or EBITDA margins, greater cash flow predictability or that the NIC

Exhibit 99.3
Acquisition will lead to the return on invested capital currently anticipated. We cannot assure you that we will be able to drive further operating improvements to NIC’s businesses, improve or expand NIC’s operating or EBITDA margins or be able to grow NIC’s business, revenues or profitability.
Integrating NIC’s business into our business may divert management’s attention away from operations, and we may also encounter significant difficulties in integrating the two businesses.
The NIC Acquisition involves, among other things, the integration into our business platform of NIC. The success of the NIC Acquisition and its anticipated financial and operational benefits, including increased revenues, synergies and cost savings, will depend in part on our ability to successfully combine and integrate NIC’s business into ours, and there can be no assurance regarding when or the extent to which we will be able to realize these increased revenues, synergies, cost savings or other benefits. These benefits may not be achieved within the anticipated time frame, or at all and the cost to achieve such benefits may exceed the amounts we anticipate. Successful integration of NIC’s operations, products and personnel may place a significant burden on management and other internal resources. The diversion of management’s attention, and any difficulties encountered in the transition and integration process, could harm our business, financial condition and results of operations.